Exhibit 1.1

EXECUTION VERSION

$100,000,000

GNET ESCROW CORP.

12.125% Senior Secured Notes due 2018

(Stage I)

GOODMAN NETWORKS INCORPORATED

12.125% Senior Secured Notes due 2018

(Stage II)

PURCHASE AGREEMENT

May 30, 2013

JEFFERIES LLC

As Representative of the

Initial Purchasers listed in

Schedule I hereto

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Goodman Networks Incorporated, a Texas corporation (the “Company” or the “Stage II Issuer”) and GNET Escrow Corp, a Texas corporation and wholly owned subsidiary of the Company (“GNET” or the “Stage I Issuer” and, together with the Stage II Issuer, the “Issuers”), hereby agree with you as follows:

1. Issuance of Notes. Subject to the terms and conditions herein contained, the Stage I Issuer proposes to issue and sell to the initial purchasers listed on Schedule I hereto (the “Initial Purchasers”), for whom Jefferies LLC (“Jefferies”) is acting as representative, $100,000,000 aggregate principal amount of 12.125% Senior Secured Notes due 2018 (each a “Stage I Note” and, collectively, the “Stage I Notes”). The Stage I Notes will be issued pursuant to an indenture (the “Stage I Indenture”), to be dated as of June 13, 2013, by and between the Stage I Issuer and Wells Fargo Bank, N.A., as trustee (in such capacity, the “Stage I Trustee”). The proceeds of the Stage I Notes will be used to (i) finance the acquisition of Multiband Corporation and its subsidiaries (each, a “Multiband Entity” and collectively, “Multiband”) pursuant to the Agreement and Plan of Merger, dated as of May 21, 2013 (the “Merger Agreement”), among the Company, Manatee Merger Sub Corporation, a Minnesota corporation (“Merger Sub”), and Multiband Corporation (the “Acquisition”), as well as to pay related fees and expenses, in each case, as described under the captions “Use of Proceeds” and “The Transactions” in the Final Offering Memorandum (as hereinafter defined). Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of the Notes” section of the Final Offering Memorandum.

The Stage I Issuer will be required to place the net proceeds of the Offering, together with capital contributions from the Company to the Stage I Issuer made on the date of the consummation of the Offering, the sum of which shall be sufficient to pay the redemption price for such Stage I Notes as set forth in the Final Offering Memorandum and interest on the Stage I Notes through January 31, 2014 (such amount, the “Required Escrow Deposit”), into an escrow account maintained by the Stage I Collateral Trustee (the “Escrow Account”) to secure the Stage I Notes pursuant to the escrow and security agreement, to be dated as of June 13, 2013 (the “Escrow Agreement”), among the Stage I Issuer, the Stage I Trustee and Wells Fargo Bank, N.A., as escrow agent (in such capacity, the “Stage I Collateral Trustee”).

Contemporaneously with the consummation of the Acquisition, (i) the Stage I Issuer will merge with and into the Company at which time the Company will, pursuant to a supplemental indenture to the Stage I Indenture, assume the obligations of the Stage I Issuer under the Stage I Notes and the Stage I Indenture and become the Stage I Issuer under the Stage I Indenture and (ii) the Company, as the Stage I Issuer, will redeem all of the Stage I Notes by issuing in exchange therefor the Company’s 12.125% Senior Secured Notes due 2018 (the “Stage II Notes” and, together with the Stage I Notes, the “Notes”) to be issued under that certain indenture (the “Existing Indenture” and, together with the Stage I Indenture, the “Indentures”), dated as of June 23, 2011, as amended by the First Supplemental Indenture thereto (the “First Supplemental Indenture”), dated as of May 22, 2013, by and among the Company, the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (in such capacity, the “Stage II Trustee” and, together with the Stage I Trustee, each a “Trustee”) in an aggregate principal amount equal to the aggregate principal amount of such Stage I Notes (the “Stage II Notes Exchange Redemption”). The Stage II Notes will form part of the same issue as, and be treated as a single class with, the Company’s previously issued $225,000,000 aggregate principal amount of 12.125% Senior Secured Notes due 2018 (the “Existing Goodman Notes”) issued under the Existing Indenture. The Stage II Notes will be guaranteed by all of the Company’s existing and future Domestic Subsidiaries (other than Immaterial Subsidiaries of the Company but including, for the avoidance of doubt, upon execution of a supplemental indenture and a Notation of Guarantee promptly following the consummation of the Acquisition, Multiband and its Domestic Subsidiaries (other than Immaterial Subsidiaries)) (the “Guarantors,” and such guarantees, the “Guarantees” and, together with the Stage II Notes, the “Stage II Securities” and, together with the Stage I Notes, the “Securities”).

The Stage I Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Stage I Notes shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). Further, upon original issuance of the Stage II Notes in connection with the Stage II Notes Exchange Redemption, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Stage II Notes shall bear the legends set forth in the Final Offering Memorandum. The Company has prepared a preliminary offering memorandum, dated May 30, 2013 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet, dated the date hereof, attached hereto as Schedule II, which includes pricing terms and other information with respect to the Stage I Notes (the “Pricing Supplement”), and (iii) the Final Offering Memorandum, in each case, relating to the offer and sale of the Stage I Notes (the “Offering”). All references in this Purchase Agreement (this “Agreement”) to the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum include, unless expressly stated otherwise, (i) all amendments or supplements thereto, (ii) all documents, financial statements and schedules and other information contained therein, (iii) any electronic Time of Sale Document or Final Offering Memorandum and (iv) any offering memorandum “wrapper” to be used in connection with offers to sell, solicitations of offers to buy or sales of the Stage I Notes in non-U.S. jurisdictions. The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”

2. Terms of Offering. The Initial Purchasers have advised the Issuers, and the Issuers understand, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Stage I Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Final Offering Memorandum to persons (the “Subsequent Purchasers”) whom the Initial Purchasers reasonably believe (i) are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act), or (ii) are not “U.S. persons” (as defined in Regulation S under the Securities Act) in reliance upon Regulation S under the Securities Act and in compliance with the laws applicable to such persons in jurisdictions outside of the United States.

Pursuant to the terms of the Escrow Agreement, until the consummation of the Acquisition and until the Company is required by the Stage I Indenture to pledge its assets (as described in the “Description of the Stage I Notes” section of the Final Offering Memorandum), all of the obligations under the Stage I Notes and the Stage I Indenture will be secured by a pledge of the Escrow Account and all cash proceeds deposited therein (including cash proceeds of the Offering) (collectively, the “Stage I Collateral”). Upon consummation of the Acquisition (and the concurrent merger of the Stage I Issuer with and into the Company), pursuant to the terms of the Parity Lien Security Documents, all of the obligations under the Stage I Notes will be secured by a lien and security interest in substantially all of the assets of the Company (subject to a prior ranking lien by the lenders under the Amended and Restated Credit Agreement by and among the Company, PNC Bank, National Association, as agent, and the lenders party thereto (the “ABL Secured Lenders”) on ABL Priority Collateral and other Permitted Prior Liens). Upon consummation of the Stage II Notes Exchange Redemption, pursuant to the terms of the Parity Lien Security Documents, all of the obligations under the Stage II Notes and the Existing Indenture will be secured by a lien and security interest in substantially all of the assets of the Company and the Subsidiaries (including, the applicable Multiband Entities, but subject to a prior ranking lien by the ABL Secured Lenders on ABL Priority Collateral and other Permitted Prior Liens).

Holders of the Stage II Notes (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Stage II Notes (the “Registration Rights Agreement”), which will be in a form to be agreed upon, but to be substantially consistent (other than with respect to certain time periods) with the registration rights agreement entered into in connection with the issuance of the Existing Goodman Notes with such conforming changes as are necessary to reflect the Registration Rights Agreement’s applicability to the Stage II Notes, to be executed on and dated as of the Closing Date (as hereinafter defined). Pursuant to the Registration Rights Agreement, the Company and, following their execution and delivery of the joinder agreement thereto, the Multiband Entities will agree, among other things, to file with the SEC (a) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to notes to be offered in exchange for the Stage II Notes (the “Exchange Notes”), and guarantees to be offered in exchange for the Guarantees (the “Exchange Guarantees”) which shall be identical to the Stage II Securities, except that the Exchange Notes and Exchange Guarantees shall have been registered pursuant to the Exchange Offer Registration Statement and will not be subject to restrictions on transfer or contain additional interest provisions, (such offer to exchange being referred to as the “Exchange Offer”), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Stage II Notes. If required under the Registration Rights Agreement, the Company will issue Exchange Notes to the Initial Purchasers (the “Private Exchange Notes”). If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Stage II Notes under certain circumstances to be set forth in the Registration Rights Agreement.

This Agreement, the Indentures, the Parity Lien Security Documents, the Registration Rights Agreement, the Notes, the Guarantees, the Escrow Agreement, the Engagement Letter dated April 18, 2013 (the “Engagement Letter”) between the Company and the Initial Purchasers, the Exchange Notes, Exchange Guarantees and the Private Exchange Notes are collectively referred to herein as the “Documents”, and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.” Nothing in this Agreement should be read to limit or otherwise modify the terms and provisions of the Engagement Letter, provided that, in the event any terms of the Engagement Letter are inconsistent with or contradict any terms of this Agreement, this Agreement shall govern.

3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Stage I Issuer agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Stage I Issuer, the Stage I Notes at a purchase price of 103.25% of the aggregate principal amount thereof. Delivery to the Initial Purchasers of and payment for the Stage I Notes shall be made at a closing (the “Closing”) to be held at 10:00 a.m., New York time, on June 13, 2013 (the “Closing Date”) at the New York offices of Latham & Watkins LLP (or such other place as shall be reasonably acceptable to Jefferies); provided, however, that if the Closing has not taken place on the Closing Date because of a failure to satisfy one or more of the conditions specified in Section 7 hereof and this Agreement has not otherwise been terminated by Jefferies in accordance with its terms, “Closing Date” shall mean 10:00 a.m., New York time, on the first business day following the satisfaction (or waiver) of all such conditions after notification by the Company to Jefferies of the satisfaction (or waiver) of such conditions.

The Stage I Issuer shall deliver to Jefferies one or more certificates representing the Stage I Notes in definitive form, registered in such names and denominations as Jefferies may request, against payment by the Initial Purchasers of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchasers at least two business days prior to the Closing. The certificates representing the Stage I Notes in definitive form shall be made available to the Initial Purchasers for inspection at the New York offices of Latham & Watkins LLP (or such other place as shall be reasonably acceptable to Jefferies) not later than 10:00 a.m., New York time, one business day immediately preceding the Closing Date. Stage I Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Stage I Issuer, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4. Representations and Warranties of the Issuers and the Guarantor. Each of the Issuers and, upon consummation of the Acquisition, the Guarantors, jointly and severally represent and warrant to, and agree with, the Initial Purchasers that, as of the date hereof and as of the Closing Date:

(a)	Offering Materials Furnished to Initial Purchasers. The Issuers have delivered to the Initial Purchasers the Time of Sale Document, the Final Offering Memorandum and each Company Additional Written Communication (as hereinafter defined) in such quantities and at such places as the Initial Purchasers have reasonably requested.

(b)	Limitation on Offering Materials. Neither of the Issuers has prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Notes, or otherwise is prepared to market the Notes, other than (i) the Time of Sale Document, (ii) the Final Offering Memorandum and (iii) any marketing materials (including any roadshow or investor presentation materials) or other written communications, in each case used in accordance with Section 5(c) hereof (each such communication by the Issuers or their respective agents or representatives described in this clause (iii), a “Company Additional Written Communication”).

(c)

No Material Misstatement or Omission. (i) The Time of Sale Document, as of the date thereof, did not and, at all times subsequent thereto through the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Final Offering Memorandum, as of the date thereof, did not and at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) each such Company Additional Written Communication, when taken together with the Time of Sale Document, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers and furnished to the Issuers in writing by the Initial Purchasers expressly for use in the Time of Sale Document or the Final Offering Memorandum as set forth in Section 12. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Time of Sale Document or the Final Offering Memorandum in any jurisdiction.

(d)	Preparation of the Financial Statements. The audited consolidated financial statements and related notes and supporting schedules of the Company and the Subsidiaries and the audited consolidated financial statements and related notes and supporting schedules of Multiband and its consolidated subsidiaries contained in the Time of Sale Document and the Final Offering Memorandum (the “Financial Statements”) present fairly the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries and of Multiband and its consolidated subsidiaries, respectively, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and the requirements of Regulation S-X, except to the extent expressly disclosed therein. The financial data set forth under the caption “Summary Historical Consolidated Financial Data of Multiband,” in the Time of Sale Document and the Final Offering Memorandum has been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of Multiband and its consolidated subsidiaries, respectively, as of the respective dates and for the respective periods indicated. The unaudited pro forma financial information and related notes and supporting schedules of the Company and the Subsidiaries and Multiband and its subsidiaries, contained in the Time of Sale Document and the Final Offering Memorandum have been prepared in accordance with the requirements of Regulation S-X and have been properly presented on the bases described therein, and give effect to assumptions used in the preparation thereof are reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All other financial, statistical and market and industry data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) contained in the Time of Sale Document and the Final Offering Memorandum are fairly and accurately presented, are based on or derived from sources that the Company believes to be reliable and accurate and are presented on a reasonable basis. No other financial statements or supporting schedules are required to be included in the Time of Sale Document or the Final Offering Memorandum.

(e)	Independent Accountants.

(i) KPMG, LLP, who has certified and expressed its opinion with respect to the financial statements as of and for the years ended December 31, 2012, 2011 and 2010 including the related notes thereto and supporting schedules contained in the Time of Sale Document and the Final Offering Memorandum, is

(i) an independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations adopted by the SEC and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants as set forth in Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(ii) Ernst and Young LLP, who has certified and expressed its opinion with respect to the financial statements of Multiband as of and for the year ended December 31, 2012 including the related notes thereto and supporting schedules contained in the Time of Sale Document and the Final Offering Memorandum, was, at the time of issuance of its opinion, (i) an independent registered public accounting firm with respect to Multiband and its subsidiaries within the applicable rules and regulations adopted by the SEC and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants as set forth in Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration had not been suspended or revoked and who had not requested such registration to be withdrawn.

(iii) Baker Tilly Virchow Krause, LLP, who has certified and expressed its opinion with respect to the financial statements of Multiband as of and for the year ended December 31, 2011 including the related notes thereto and supporting schedules contained in the Time of Sale Document and the Final Offering Memorandum, was, at the time of issuance of its opinion, (i) an independent registered public accounting firm with respect to Multiband and its subsidiaries within the applicable rules and regulations adopted by the SEC and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants as set forth in Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration had not been suspended or revoked and who had not requested such registration to be withdrawn.

(f)

No Material Adverse Change. Subsequent to the respective dates as of which information is contained in the Time of Sale Document and the Final Offering Memorandum, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, (i) neither the Company nor any of the Subsidiaries, nor Multiband nor any of its subsidiaries, has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, or to Multiband and its subsidiaries, taken as a whole, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries or of Multiband or its subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company or Multiband, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or of Multiband and its subsidiaries, taken as a whole (each of clauses (i), (ii) and (iii), a “Material Adverse Change”). To the Company’s Knowledge, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect except as disclosed in the Time of Sale Document and the Final Offering Memorandum. “Company’s Knowledge” or words or phrases of similar import, means any and all information that is known, after due inquiry, to John A. Goodman, Ron Hill, Scott Pickett or Randy Dumas.

(g)	Rating Agencies. No “nationally recognized statistical rating organization” (as defined in Rule 436(g)(2) under the Securities Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(h)	Subsidiaries. Each corporation, partnership or other entity in which the Company, directly or indirectly, through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule 4(h) attached hereto (the “Subsidiaries”). Each Multiband Entity is listed on Schedule 4(h)2 hereto. Each Subsidiary that is a Foreign Restricted Subsidiary (as defined in the Indenture) has an asterisk (“*”) next to its name on such schedule. In addition, the Company does not own or control, directly or indirectly, any corporation, partnership or other entity other than (i) the subsidiaries listed in Schedule 4(h) and (ii) such other entities omitted from Schedule 4(h) which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(i)

Incorporation and Good Standing of the Company, its Subsidiaries and the Multiband Entities; MAE. Each of the Company, its Subsidiaries and each Multiband Entity (i) has been duly organized or formed, as the case may be, (ii) is validly existing and is in good standing under the laws of its jurisdiction of organization, (iii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Time of Sale Document and in the Final Offering Memorandum and (iv) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries (including, upon consummation of the Acquisition, the Multiband Entities), taken as a whole, (B) the ability of the Company, any Subsidiary or any Multiband Entity to perform its obligations in all material respects under any Document, (C) the enforceability of the Escrow Agreement or any Parity Lien Security Agreement or the attachment, perfection or priority of any of the liens or security interests intended to be created thereby, (D) the validity or enforceability of any of the Documents, or (E) the consummation of any of the Transactions (each, a “Material Adverse Effect”).

(j)	Capitalization and Other Capital Stock Matters. All of the issued and outstanding shares of capital stock of the Company, each of its Subsidiaries and each Multiband Entity have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. The last sentence of the first paragraph under the caption “Security Ownership of Certain Beneficial Owners and Management” in the Time of Sale Document and the Final Offering Memorandum sets forth, as of its date, the capitalization of the Company other than subsequent issuances, if any, pursuant to employee benefit plans or upon exercise of outstanding options or warrants as described in the Final Offering Memorandum. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than Permitted Liens, and Liens imposed by the Securities Act and the securities or “Blue Sky” laws of certain U.S. state or non-U.S. jurisdictions. All of the outstanding shares of capital stock or other equity interests of (i) Multiband will be indirectly transferred to the Company, pursuant to the Merger Agreement, free and clear of all Liens, other than Permitted Liens, and (ii) Multiband’s subsidiaries are owned, directly or indirectly, by Multiband, free and clear of all Liens, other than Permitted Liens. Except as disclosed in (i) the Time of Sale Document and (ii) the Final Offering Memorandum, there are no outstanding (A) options, warrants or other rights to purchase from the Company, any of its Subsidiaries, Multiband or any of its subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company, any of its Subsidiaries or Multiband or any of its subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company, any of its Subsidiaries or Multiband or any of its subsidiaries.

(k)	Legal Power and Authority. Each of the Issuers has, and upon consummation of the Acquisition, the Guarantors will have, all necessary power and authority to execute, deliver and perform their respective obligations under the Documents to which they are or will become a party and to consummate the Transactions.

(l)	This Agreement, the Indentures and the Escrow Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Issuers and, upon consummation of the Acquisition, will be duly and validly authorized by Multiband and each of its Domestic Subsidiaries. Each of the Indentures and the Escrow Agreement has been duly and validly authorized by the Issuers and, upon consummation of the Acquisition, will be duly and validly authorized by each Guarantor and, (A) in the case of the Stage I Indenture, when executed and delivered by the Stage I Issuer and the Stage I Trustee, will constitute a legal, valid and binding obligation of the Stage I Issuer, enforceable against the Stage I Issuer, and when executed and delivered by the Company pursuant to a supplemental indenture thereto, will constitute a legal, valid and binding obligation of the Company enforceable against the Company and (B) in the case of the Existing Indenture, has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company and, when a supplemental indenture thereto is executed by each Guarantor required to become a party thereto and the Stage II Trustee, the Existing Indenture will constitute a legal, valid and binding obligation of each Guarantor and, enforceable against each Guarantor in accordance with its terms, except that, in each case, the enforcement thereof may be subject to may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii) with respect to rights to indemnity or contribution thereunder, federal and state securities laws and public policy considerations. When executed and delivered, this Agreement, the Stage I Indenture, the Escrow Agreement and the Parity Lien Security Documents will conform, and the Existing Indenture does conform, in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum. The Existing Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder (collectively, the “TIA”).

(m)	Registration Rights Agreement. (i) The Registration Rights Agreement has been duly authorized by the Company and (ii) promptly following consummation of the Acquisition, the joinder agreement to the Registration Rights Agreement will have been duly authorized by each Guarantor. When duly executed and delivered by the Company or in the case of the Guarantors, when the joinder agreement to the Registration Rights Agreement is duly executed and delivered, the Registration Rights Agreement will constitute a valid and binding agreement of each of such parties thereto, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, (B) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (C) rights to indemnity or contribution thereunder, federal and state securities laws and public policy considerations. When executed and delivered, the Registration Rights Agreement will conform in all material respects to the description thereof in the Time of Sale Document and the Final Offering Memorandum.

(n)	Escrow Agreement. The Escrow Agreement has been duly authorized by the Stage I Issuer and, when executed and delivered by the Stage I Issuer, the Stage I Trustee and the Stage I Collateral Trustee, will constitute a valid and binding agreement of the Stage I Issuer, enforceable against the Stage I Issuer in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Escrow Agreement will conform in all material respects to the description thereof in the Time of Sale Document and the Final Offering Memorandum.

(o)	Notes. The Stage I Notes have been duly and validly authorized by each of the Issuers, and each of the Stage II Notes, Exchange Notes and Private Exchange Notes has been duly and validly authorized by the Company and, in the case of the Stage I Notes, when issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Stage I Indenture, in the case of the Stage I Issuer, when the supplemental indenture to the Stage I Indenture is duly executed and delivered, in the case of the Company, and in the case of the Stage II Notes, when the First Supplemental Indenture to the Existing Indenture is duly executed and delivered and the Stage II Notes are issued and delivered in accordance with the Existing Indenture, as supplemented and amended, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the applicable issuer thereof, entitled to the benefit of the Stage I Indenture and the Escrow Agreement, in the case of the Stage I Notes and the Existing Indenture, the Parity Lien Security Documents and the Registration Rights Agreement, and, in the case of the Stage II Notes, and enforceable against the applicable issuer thereof in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Notes will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum and will be in the form contemplated by the applicable Indenture.

(p)

The Guarantees and Exchange Guarantees. Upon consummation of the Acquisition, the Guarantees and the Exchange Guarantees will have been duly and validly authorized by the Guarantors, and, when issued and executed by the Guarantors, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Guarantors, entitled to the benefit of the Existing Indenture and the Parity Lien Security Documents related thereto and the Registration Rights Agreement (upon, their execution of a joinder agreement thereto), and enforceable against the

Guarantors, as applicable, in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Guarantees and Exchange Guarantees will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

(q)	Collateral.

(i) Upon the filing of financing statements or other applicable document in such filing office, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto the Liens granted pursuant to the Escrow Agreement will constitute valid and enforceable perfected Liens in the Stage I Collateral, in each case prior and superior in right to any other Person therein (other than any Person holding a Permitted Prior Lien).

(ii) The Liens previously granted by the Company under the Parity Lien Documents will secure (x) the Stage I Notes and all other obligations related thereto from and after the merger of the Company with and into the Stage I Issuer and it is not necessary to make any new filings or take any other action to perfect, or to maintain the perfection, of such Liens and (y) the Stage II Notes and all other Obligations related thereto upon issuance of such Stage II Notes in connection with the Stage II Notes Exchange Redemption and it is not necessary to make any new filings or take any other action to perfect, or to maintain the perfection, of such Liens.

(iii) As of the Closing Date, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of (x) the Stage I Issuer or any of its subsidiaries, except for Liens in favor of the Stage I Collateral Trustee and Liens with respect to which the Collateral Trustee shall have received Uniform Commercial Code Form UCC 3 termination statements or amendments pursuant to Section 7(d)(A)(ii) hereto and (y) the Company or any Subsidiary or any rights thereunder, except for Permitted Liens.

(iv) All information certified by an officer of the Company in the Perfection Certificate to be executed prior to the Closing Date and delivered by such officer on behalf of the Company is true and correct both as of the date hereof and as of the Closing Date.

(r)

Compliance with Existing Instruments. None of the Company, its Subsidiaries, or any Multiband Entity is (i) in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”); (ii) in violation of any U.S. or non-

U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties (collectively, “Applicable Law”); or (iii) in breach of or default under any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations of the Company, its Subsidiaries or the Multiband Entities party thereto, other than as disclosed in the Time of Sale Document and the Final Offering Memorandum and other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default or a “Debt Repayment Triggering Event” (as defined below) under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness, except in the cases of sub clauses (b) and (c) above as (1) is disclosed in the Time of Sale Document and Final Offering Memorandum or (2) as would not be reasonably expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, any of its Subsidiaries or any Multiband Entity or any of their respective properties.

(s)	No Conflicts. Neither the execution, delivery or performance of the Documents nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event under, or result in the imposition of a Lien on any assets of the Company, any of its Subsidiaries (except for Liens pursuant to the Parity Lien Security Documents) or, upon consummation of the Acquisition, any Multiband Entity, the imposition of any penalty or a Debt Repayment Triggering Event under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company, its Subsidiaries or any Multiband Entity except with regard to clause (iii), where such conflict with, violation, breach, default, Debt Repayment Triggering Event, Lien, or penalty would not reasonably be expected, individually or in the aggregate, to cause a Material Adverse Effect. After consummation of the Offering and the Transactions, no Default or Event of Default will exist.

(t)	No Consents. No consent, approval, authorization, order, filing or registration of or with any Governmental Authority or third party is required for execution, delivery or performance of the Documents or the consummation of the Transactions, except (i) those that have been made that are in full force and effect, (ii) as may be required under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the Notes outside the U.S. in connection with the Transactions, (iii) those contemplated by the Registration Rights Agreement and the Parity Lien Security Documents or (iv)where the failure to obtain such consent, approval or authorization, or the violation of such order, the failure to make such filing or registration would not reasonably be expected, individually or in the aggregate, to cause a Material Adverse Effect.

(u)	No Material Applicable Laws or Proceedings. (i) No Applicable Law has been enacted, adopted, issued or passed, (ii) no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction has been issued and no proceeding for that purpose has commenced or, to the Company’s Knowledge, is pending or contemplated as of the Closing Date and (iii) there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the Company’s Knowledge, threatened or contemplated by Governmental Authorities or threatened by others (collectively, “Proceedings”) that, with respect to clauses (i), (ii) and (iii) of this paragraph (A) would, as of the date hereof and at the Closing Date, restrain, enjoin, prevent or interfere with the consummation of the Offering or any of the Transactions or (B) would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(v)	All Necessary Permits. Each of the Company, its Subsidiaries and the Multiband Entities possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted as described in the Time of Sale Document and the Final Offering Memorandum (“Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company, its Subsidiaries, and the Multiband Entities has fulfilled and performed all of its obligations with respect to such Permits, except where the failure to fulfill or perform such obligations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit. None of the Company, its Subsidiaries, or the Multiband Entities has received or, to the Company’s Knowledge, believes it will receive any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Time of Sale Document and the Final Offering Memorandum or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(w)	Title to Properties. Each of the Company, its Subsidiaries, and the Multiband Entities has good title to all personal property owned by it and good and valid title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens other than Permitted Liens, except where failure to have such title to property would not, individually or in the aggregate, have a Material Adverse Effect.

(x)	Tax Law Compliance. All material Tax (as hereinafter defined) returns required to be filed by the Company, each of its Subsidiaries, and each of the Multiband Entities have been filed and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company, its Subsidiaries, and the Multiband Entities have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with generally accepted accounting principles of the United States, applied on a consistent basis throughout the periods involved (“GAAP”). To the Company’s Knowledge there are no actual or proposed Tax assessments of deficiencies against the Company, any of its Subsidiaries, or any Multiband Entity that would, individually or in the aggregate, have a Material Adverse Effect. The accruals on the books and records of the Company, its Subsidiaries, and each Multiband Entity in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all U.S. and non-U.S. federal, state, local taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(y)	Intellectual Property Rights. Each of the Company, its Subsidiaries and the Multiband Entities owns, possesses adequate rights to, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names (collectively, “Intellectual Property”) necessary for the conduct of its businesses and which the failure to so have would reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Intellectual Property owned by the Company, its Subsidiaries and each Multiband Entity will be free and clear of all Liens, other than Permitted Liens. Neither the Company nor Multiband is a party to, or bound by, any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are necessary to be described in the Time of Sale Document or the Final Offering Memorandum to avoid a material misstatement or omission and are not described therein. Neither the Company nor Multiband has received any claims or notices of any potential claims challenging the use of any such Intellectual Property by the Company, any of its Subsidiaries or any Multiband Entity or questioning the validity or effectiveness of any Intellectual Property or any license or agreement related thereto, other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect. None of the Intellectual Property necessary or material to the business of and used by the Company, any of its Subsidiaries or any Multiband Entity has been obtained or is hereby used by the Company, any of its Subsidiaries or any Multiband Entity in violation of any contractual obligation binding on the Company, any of its Subsidiaries or any Multiband Entity or, to the Company’s Knowledge, its or Multiband’s officers, directors or employees or otherwise in violation of the rights of any person.

(z)	Supplier and Customers. No supplier or customer of the Company or Multiband has provided written notification to the Company or Multiband that it intends to discontinue or decrease the rate of business done with the Company or Multiband, except where such decrease would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)	ERISA Matters. Each of the Company, its Subsidiaries, each Multiband Entity and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, its Subsidiaries, the Multiband Entities or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). None of the Company, its Subsidiaries, any Multiband Entity or any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company, any Subsidiary or any Multiband Entity, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(bb)

Labor Matters. (i) The Company is not a party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company or Multiband, and, to the Company’s Knowledge, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s Knowledge, no union organizing or decertification efforts are underway or threatened against the Company or Multiband; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company or Multiband, or, to the Company’s Knowledge, threatened against the Company or Multiband; (v) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (vi) to the Company’s Knowledge, there is no threatened or pending liability against the Company or Multiband pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vii) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against the Company or Multiband that could, individually or in the aggregate, have a Material Adverse Effect; (viii) to the Company’s Knowledge, no employee or agent of the Company or Multiband has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(cc)	Compliance with Environmental Laws. Each of the Company, its Subsidiaries and each Multiband Entity is (i) in compliance with any and all applicable U.S. or non-U.S. federal, state and local laws and regulations relating to public health and safety, or the pollution or the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received written notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company, its Subsidiaries or any Multiband Entity has received written notice that it has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar U.S. or non-U.S. state or local Environmental Laws or regulation requiring the Company or any of the Subsidiaries to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(dd)	Insurance. Each of the Company, its Subsidiaries and each Multiband Entity is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. All material policies of insurance insuring the Company, any of its Subsidiaries or any Multiband Entity or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company, its Subsidiaries and the Multiband Entities are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company, any of its Subsidiaries or any Multiband Entity under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. None of the Company, any such Subsidiary or any Multiband Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)

Accounting System. The Company, each of its Subsidiaries and each Multiband Entity makes and keeps accurate books and records and maintains a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. The Company’s independent auditors and board of directors have been advised of: (i) all “material weaknesses” and “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls (whether or not remediated); all such material weaknesses have been disclosed in the Time of Sale Document and the Final Offering Memorandum in all material respects; and since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Multiband maintains a system of controls over financial reporting that has been designed by Multiband’s principal executive officer and principal financial officer, or under their supervision to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for extend purposes in accordance with GAAP. The Company is not aware of any material weakness in Multiband’s system of controls over financial reporting.

(ff)	Use of Proceeds; Solvency; Going Concern. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom described under the caption “Use of Proceeds” in the Time of Sale Document and Final Offering Memorandum, each of the Issuers and, upon consummation of the Acquisition, Multiband Entities (i) will be Solvent (as hereinafter defined) and (ii) will have sufficient capital for carrying on its business. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such Issuer or Guarantor, as applicable is not less than the total amount required to pay the liabilities of the such Issuer or Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such Issuer or Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes as contemplated by this Agreement and the Time of Sale Document and Final Offering Memorandum, such Issuer or Guarantor is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) such Issuer or Guarantor is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Issuer or Guarantor is engaged.

(gg)	No Price Stabilization or Manipulation. Neither the Issuers nor any of their respective Affiliates has and, to the Company’s Knowledge, no one acting on its or the Stage I Issuer’s behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of either of the Issuers, whether to facilitate the sale or resale of any of the Stage I Notes or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Stage I Notes, or (iii) except as disclosed in the Time of Sale Document and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuers.

(hh)	No Registration Required Under the Securities Act or Qualification Under the TIA. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Stage I Indenture under the TIA is required for the offer or sale of the Stage I Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or are not “U.S. persons” (as defined under Regulation S of the Securities Act) and (ii) the accuracy of the Initial Purchasers’ representations contained herein.

(ii)	No Integration. The Stage I Notes will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of either Issuer are of the same class (within the meaning of Rule 144A under the Securities Act) as the Stage I Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of either Issuer of the same class as the Stage I Notes have been offered, issued or sold by either Issuer or any of their respective Affiliates within the six-month period immediately prior to the date hereof; and neither Issuer has any intention of making, and will not make, an offer or sale of such securities of either Issuer of the same class as the Stage I Notes, for a period of six months after the date of this Agreement, except for the offering of the Stage I Notes as contemplated by this Agreement or the Registration Rights Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(jj)	No Directed Selling Efforts. None of the Company, any of its Affiliates or any other person acting on behalf of the Company has, with respect to the Stage I Notes, sold outside the United States, offered the Stage I Notes to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Securities Act; the Company, any Affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; and neither the Company nor any of its Affiliates has entered or will enter into any arrangement or agreement with respect to the distribution of the Stage I Notes, except for this Agreement; provided that no representation is made in this paragraph with respect to the actions of the Initial Purchasers.

(kk)	No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities of the Company or any “Affiliate” registered for sale under a registration statement, except for rights (i) contained in the Registration Rights Agreement or (ii) as have been duly waived.

(ll)	Margin Requirements. None of the Transactions or the application of the proceeds of the Stage I Notes will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(mm)	Investment Company Act. Each of the Issuers has been advised of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”); as of the date hereof and, after giving effect to the Offering and the use of proceeds of the Offering, each of the Company, its Subsidiaries and each Multiband Entity is not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act.

(nn)	No Brokers. Neither the Company nor any of its Affiliates has engaged any broker, finder, commission agent or other person (other than the Initial Purchasers and, solely with respect to certain advisory fees to be paid to Credit Suisse Securities (USA) LLC by the Company in connection with the Acquisition, Credit Suisse Securities (USA) LLC) in connection with the Offering or any of the Transactions, and neither the Company nor any of its Affiliates is under any obligation to pay any broker’s fee or commission in connection with such Transactions (other than commissions or fees to the Initial Purchasers and, solely with respect to certain advisory fees to be paid to Credit Suisse Securities (USA) LLC by the Company in connection with the Acquisition, Credit Suisse Securities (USA) LLC).

(oo)	Related-Party Transactions. There are no related-party transactions of the type described in Item 404(a) of Regulation S-K involving the Company or any of its Subsidiaries and any other person other than as described in the Time of Sale Document and the Final Offering Memorandum.

(pp)	No Restrictions on Payments of Dividends. As of the Closing Date, except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company or, upon consummation of the Acquisition, any Multiband Entity, (x) to pay dividends or make other distributions on the capital stock of such Subsidiary or Multiband Entity or to pay any indebtedness to the Company, any other Subsidiary of the Company (including upon consummation of the Acquisition, any Multiband Entity), (y) to make loans or advances or pay any indebtedness to, or investments in, the Company, any other Subsidiary of the Company (including, upon consummation of the Acquisition, any Multiband Entity or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company (including, upon consummation of the Acquisition, any Multibank Entity).

(qq)	Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or any Multiband Entity or any director, officer, employee or, to the Company’s Knowledge, any agent or other person acting on behalf of the Company, any of its Subsidiaries or any Multiband Entity has, in the course of its actions for, or on behalf of, the Company, any of its Subsidiaries or any Multiband Entity (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, any foreign official or employee.

(rr)	Money Laundering. The operations of the Company, its Subsidiaries, and each Multiband Entity are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, its Subsidiaries or any Multiband Entity with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(ss)	OFAC. None of the Company, any of its Subsidiaries or any Multiband Entity or, to the Company’s Knowledge, any director, officer, agent, employee or Affiliate of the Company, any of its Subsidiaries or any Multiband Entity or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither Issuer will directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt)	Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Stage I Notes or the issuance of the Stage II Securities in connection with the Stage II Notes Exchange Redemption.

(uu)

Financial Services and Market Act. Neither Issuer has taken or omitted to take any action and will not take any action or omit to take any action (such as issuing any press release or making any other public announcement referring to the Offering without an appropriate stabilization legend) which may result in the loss by the Initial Purchasers of the ability to rely on any stabilization safe harbour provided by the Financial Services Authority of the United Kingdom under the Financial Services and Markets Act 2000 (the “FSMA”); provided, however, that an appropriate stabilization legend was not in the

Preliminary Offering Memorandum or the Pricing Term Sheet. Each Issuer has been informed of the guidance relating to stabilization provided by the Financial Services Authority of the United Kingdom, in particular the guidance contained in Section MAR 2 of the Financial Services Handbook.

(vv)	Escrow Agreement. As of the Closing Date, the provisions of the Escrow Agreement will be effective to create in favor of the Stage I Collateral Trustee for the benefit of the holders of Stage I Notes and the Stage I Trustee a legal, valid and enforceable security interest in all right, title and interest of the Stage I Issuer in the Stage I Collateral, and the Stage I Collateral Trustee, will have a perfected security interest in all right, title and interest in all of the Stage I Collateral described therein, subject to no other Liens.

(ww)	Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by the Company, Merger Sub and Multiband, and constitutes a valid and legally binding agreement of Company, Merger Sub, and Multiband, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. Compliance by the Company, Merger Sub and Multiband with their respective obligations under the Merger Agreement does not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which they may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for any such conflict, breach, default, creation or imposition that would not have a Material Adverse Effect or as to which a waiver or consent shall have been obtained prior to the consummation of the Acquisition, nor will such action result in any violation of the provisions of the charter or bylaws of the Company, Merger Sub or Multiband, or any law, administrative regulation or administrative or court order or decree. No consent, approval, authorization or order of any Governmental Authority is required for the consummation by the Company, Merger Sub or Multiband of the transactions contemplated by the Merger Agreement, except such as has been obtained or is contemplated by the Merger Agreement. Statements included in the Time of Sale Document and the Final Offering Memorandum relating to the Merger Agreement and the transactions contemplated thereby are correct in all material respects. None of the Company, Merger Sub or Multiband is in default under the Merger Agreement. The representations and warranties contained in the Merger Agreement relating to the Company and its Subsidiaries are true and correct in all material respects, other than those representations and warranties relating to the Company and its Subsidiaries that are already qualified by materiality, which are true and correct. To the Company’s knowledge, the representations and warranties contained in the Merger Agreement relating to the Multiband Entities are true and correct in all material respects, other than those representations and warranties relating to the Multiband Entities that are already qualified by materiality, which are true and correct.

(xx)	Certificates. Each certificate signed by any officer of the Company or any of its Subsidiaries, delivered to the Initial Purchasers shall be deemed a representation and warranty by the Company or any such Subsidiary (and not individually by such officer) to the Initial Purchasers with respect to the matters covered thereby.

5. Covenants of the Issuers and the Guarantors. Each of the Issuers and, upon consummation of the Acquisition, the Guarantors agrees:

(a)	Securities Law Compliance. To (i) advise the Initial Purchasers promptly after obtaining Knowledge (and, if requested by Jefferies, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Company Additional Written Communication, or the Final Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)	Offering Documents. To (i) furnish the Initial Purchasers, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers’ reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Initial Purchasers, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c)

Consent to Amendments and Supplements. Not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Stage I Notes purchased by the Initial Purchasers, unless Jefferies shall previously have been advised thereof and shall have provided its written consent thereto. Before making, preparing, using, authorizing, approving or referring to any Company Additional Written

Communications, the Issuers will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which Jefferies reasonably objects. The Issuers consent to the use by the Initial Purchasers of a Company Additional Written Communication that contains (A) information describing the preliminary terms of the Notes or their offering or (B) information that describes the final terms of the Notes or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of the Pricing Supplement.

(d)	Preparation of Amendments and Supplements to Offering Documents. So long as the Initial Purchasers shall hold any of the Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or Jefferies, it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum to correct any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum to comply with any Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to Jefferies) so that (A) as so amended or supplemented, the Time of Sale Document and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the Final Offering Memorandum will comply in all material respects with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to Jefferies) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)	“Blue Sky” Law Compliance. To cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Notes under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales. The Company will advise the Initial Purchasers promptly of the suspension of any such exemption relating to the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)	Payment of Expenses. Whether or not any of the Offering or the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the Final Offering Memorandum and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions (including, without limitation, the fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification), (E) furnishing such copies of the Time of Sale Document and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers and (F) the performance of the obligations of the Company and the Guarantors under the Registration Rights Agreement, including but not limited to the Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Issuers or the Guarantors, (iii) all fees and expenses (including fees and expenses of counsel) of the Issuers or the Guarantors in connection with approval of the Notes by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Stage I Notes, (v) all fees and expenses (including reasonable fees and expenses of counsel) of each Trustee, all collateral trustees and the Stage I Collateral Trustee, (vi) all costs and expenses in connection with the creation and perfection of the security interest to be created and perfected pursuant to the Escrow Agreement or the Parity Lien Security Documents (including without limitation, filing and recording fees, search fees, taxes and costs of title policies) and (vii) all other fees, disbursements and out-of-pocket expenses incurred by Initial Purchasers in connection with its services to be rendered hereunder including, without limitation, the fees and disbursements of Latham & Watkins LLP, counsel to the Initial Purchasers, travel and lodging expenses, chartering of airplanes, roadshow or investor presentation expenses, word processing charges, the costs of printing or producing any investor presentation materials, messenger and duplicating service expenses, facsimile expenses and other customary expenditures.

(g)	Use of Proceeds. To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds.”

(h)	Transaction Documents. To do and perform all things required to be done and performed under the Documents prior to and after the Closing Date.

(i)	Integration. Not to, and to ensure that no Affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Stage I Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Stage I Notes.

(j)	Stabilization or Manipulation. Not to take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes or any other reference security, whether to facilitate the sale or resale of the Notes or otherwise.

(k)	DTC. To comply with the representation letters of each of the Issuers to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(l)	Rule 144(A) Information. For so long as any of the Securities remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(m)	Furnish Trustee and Noteholder Reports. For so long as any of the Securities remain outstanding, to furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by either Issuer to the respective Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by either Issuer with the SEC or any national securities exchange on which any class of securities of either Issuer may be listed to the extent such reports, communications or financial statements are not made available electronically on the Company’s website or EDGAR.

(n)	Additional Offering Materials. Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Time of Sale Document and the Final Offering Memorandum and any amendments and supplements to the Preliminary Offering Memorandum or the Final Offering Memorandum prepared in compliance with this Agreement, (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)	Sale of Restricted Securities. During the one year period after the Closing Date in the case of the Stage I Notes (or such shorter period as may be provided for under Rule 144 under the Securities Act, as the same may be in effect from time to time), and during the one year period after the consummation of the Stage II Notes Exchange Redemption in the case of the Stage II Securities (or such shorter period as may be provided for under Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of the Company or any other Affiliates controlled by the Company to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other Affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(p)	Stamp Taxes. To pay all stamp or other issuance or transfer taxes or duties or other similar fees or charges which may be imposed by any governmental or regulatory authority in connection with the execution and delivery of this Agreement or the issuance or sale of the Notes.

(q)	Security Interests. To complete (x) on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Escrow Agreement, (y) concurrent with the consummation of the merger of the Company with and into the Stage I Issuer, all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Parity Lien Security Documents (such that from and after the consummation of such merger, the Stage I Notes and all obligations related thereto shall be Parity Lien Obligations) and (z) concurrent with the consummation of the Acquisition, all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Parity Lien Security Documents (such that from and after the consummation of such Acquisition, the Stage II Notes and all obligations related thereto shall be Parity Lien Obligations).

(r)	Good Standings. To deliver to Jefferies on and as of the Closing Date satisfactory evidence of the good standing of each of the Issuers and the Multiband Entities in its respective jurisdiction of organization and the good standing of the Issuer and the Multiband Entities in such other jurisdictions as Jefferies may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(s)	Investment Company. The Company and its Subsidiaries will conduct their businesses in a manner so as to not be required to register under the Investment Company Act.

(t)	Consummation of Acquisition. Concurrently with the consummation of the Acquisition, the Company shall cause each of the Multiband Entities to become a party to each of this Agreement and the Registration Rights Agreement as a Guarantor by executing and delivering a joinder agreement in the form of Exhibit A hereto to the Initial Purchasers.

(u)	Merger of Stage I Issuer Into the Company and Stage II Notes Exchange Redemption. Promptly following the consummation of the Acquisition, (i) the Company shall cause the Stage I Issuer to merge with and into the Company at which time the Company shall, pursuant to a supplemental indenture to the Stage I Indenture, assume the obligations of The Stage I Issuer under the Stage I Notes and the Stage I Indenture and become the Stage I Issuer under the Stage I Indenture; (ii) the Company shall take all necessary steps to consummate the Stage II Notes Exchange Redemption and shall deliver, or cause to be delivered, all required documentation to DTC in order to effectuate such Stage II Notes Exchange Redemption and (iii) the Company shall cause each Multiband Entity to comply with the applicable provisions of the Existing Indenture (including causing each Multiband Entity required under the Existing Indenture to guarantee the Notes to so guarantee such Notes) by executing a supplemental indenture to the Existing Indenture.

(v)	Lock –up. During the period beginning from the date hereof and continuing until the date that is 90 days after the Closing Date, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of either Issuer that are substantially similar to the Notes without the prior written consent of Jefferies other than issuing notes pursuant to the registration rights agreement entered into in connection with the issuance of the Existing Notes.

6. Representations and Warranties of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, represents and warrants that:

(a)	Initial Purchaser Status, Resale Terms. It is a “QIB” (as defined in Rule 144A under the Securities Act) and it will offer the Stage I Notes for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.

(b)	Sale of Restricted Exchange Notes. It will solicit offers to buy the Stage I Notes only from, and will offer and sell the Stage I Notes only to, persons reasonably believed by the Initial Purchaser (A) to be QIBs or (B) to not be “U.S. persons” (as defined under Regulation S under the Securities Act) and in compliance with laws applicable to such persons in jurisdictions outside of the United States; provided, however, that in purchasing such Stage I Notes, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Time of Sale Document and the Final Offering Memorandum.

(c)	General Solicitation. No form of general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or, with respect to the Stage I Notes to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Stage I Notes.

7. Conditions. The obligations of the Initial Purchasers to purchase the Stage I Notes under this Agreement are subject to the performance by each of the Issuers of its covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a)

Representations, Warranties and Agreements. All the representations and warranties of each of the Issuers contained in this Agreement and in each of the other Documents to which it is a party that are not qualified by materiality or the possibility of a Material Adverse Effect shall be true and correct in all material respects as of the date hereof and at the Closing Date. All the representations and warranties of the Company contained in this Agreement and in each of the other Documents to which it is a party that are qualified by materiality or the possibility of a Material Adverse Effect shall be true and correct as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Issuers and each other party to the Documents (other than the Initial Purchasers) shall have materially performed or materially complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(b)	Closing Deliverables. Jefferies shall have received on the Closing Date:

(i)	Officers’ Certificate. A certificate dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of each of the Issuers, on behalf of the applicable Issuer, to the effect that (a) (i) the representations and warranties of such Issuer set forth in Section 4 hereof and in each of the Documents to which such Issuer is a party, that are not qualified by materiality or the possibility of a Material Adverse Effect are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date and (ii) the representations and warranties set forth in Section 4 hereof and in each of the Documents to which such Issuer is a party, that are qualified by materiality or the possibility of a Material Adverse Effect are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (b) such Issuer has performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, except as otherwise disclosed in the Final Offering Memorandum, (d) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the Final Offering Memorandum or contemplated hereby, none of the Company, any of its Subsidiaries or any Multiband Entity has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, or Multiband and its subsidiaries, taken as a whole, respectively or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or Multiband and its subsidiaries, taken as a whole, respectively, and there has not been any change in the capital stock or long-term indebtedness of the Company, any Subsidiary of the Company or any Multiband Entity that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or Multiband and its subsidiaries, taken as a whole, respectively and (e) the sale of the Stage I Notes has not been enjoined (temporarily or permanently).

(ii)	Secretary’s Certificate. A certificate, dated the Closing Date, executed by the Secretary of each of the Issuers, certifying such matters as Jefferies may reasonably request.

(iii)	Good Standing Certificates. A certificate evidencing qualification by such entity as a foreign corporation in good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which the Issuers or any Multiband Entity operates as of a date within five days prior to the Closing Date.

(iv)	Solvency Certificate. A certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Issuers in the form of Exhibit B attached hereto.

(v)	Company Counsel and General Counsel Opinion. The opinions of Haynes and Boone, LLP, counsel to the Company, dated the Closing Date, in the form of Exhibit C-I and Exhibit C-II attached hereto, and the opinion of the General Counsel of the Company, dated the Closing Date, in the form of Exhibit C-III attached hereto.

(vi)	Initial Purchaser Counsel Opinion. An opinion, dated the Closing Date, of Latham & Watkins LLP, counsel to the Initial Purchasers, in form satisfactory to Jefferies covering such matters as are customarily covered in such opinions.

(vii)	Comfort Letters. The Initial Purchasers shall have received from each of (i) KPMG LLP, the registered public or certified public accountants of the Company, (ii) Ernst and Young LLP, the registered public or certified public accountants of Multiband and (iii) Baker Tilly Virchow Krause, LLP, the former registered public or certified public accountants of Multiband, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to Jefferies and its counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum, and (B) a customary “bring-down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to Jefferies and its counsel, to the effect that KPMG LLP, Ernst and Young LLP and Baker Tilly Virchow Krause, LLP, respectively, among other things, which reaffirms the statements made in its respective initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(viii)	Chief Financial Officer Certificate. The Initial Purchasers shall have received on the date hereof and on the Closing Date, a written certificate executed by the Chief Financial Officer of the Company, dated as of such date, in form and substance reasonably satisfactory to Jefferies and its counsel, to the effect that he has compared certain items in the Time of Sale Document and the Final Offering Memorandum to the corresponding amounts indicated in, or recomputed such amounts derived from, the consolidated financial statements of the Company and its subsidiaries, and found them to be accurate and in agreement.

(c)	Executed Documents. The Initial Purchasers shall have received fully executed originals of each Document that is to be executed on or prior to the Closing Date (each of which shall be in full force and effect on terms reasonably satisfactory to Jefferies), and each opinion, certificate, letter and other document to be delivered in connection with the Offering or any other Transaction.

(d)	Collateral.

(A) The Stage I Collateral Trustee shall have received on the Closing Date the following, in form and substance reasonably satisfactory to Jefferies:

(i)	appropriately completed copies of Uniform Commercial Code financing statements naming the Stage I Issuer as a debtor and the Stage I Collateral Trustee as the secured party, or other similar instruments or documents to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Stage I Collateral Trustee and its counsel, desirable to perfect the security interests of the Stage I Collateral Trustee pursuant to the Escrow Agreement;

(ii)	appropriately completed copies of Uniform Commercial Code Form UCC 3 termination statements or amendments, if any, necessary to release all Liens (other than Liens in favor of the Stage I Collateral Trustee) of any person in any Stage I Collateral previously granted by any person;

(iii)	copies of Uniform Commercial Code Requests for Information or Copies (Form UCC 11), or a similar search report from the Stage I Issuer’s jurisdiction of incorporation, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Stage I Issuer (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any Stage I Collateral, other than such financing statements that evidence Permitted Liens); and

(iv)	such other approvals, opinions, or documents as the Stage I Collateral Trustee may reasonably request in form and substance reasonably satisfactory to the Stage I Collateral Trustee; and

(B) The Stage I Collateral Trustee and its counsel shall be satisfied that (a) the Lien granted to the Stage I Collateral Trustee, for the benefit of the holders of Stage I Notes and the Stage I Trustee, is of the priority described in the Time of Sale Document and the Final Offering Memorandum and (b) no Lien exists on any of the Stage I Collateral, other than the Lien created in favor of the Stage I Collateral Trustee, for the benefit of the holders of Stage I Notes and the Stage I Trustee.

(e)	No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Document (exclusive of any amendment or supplement thereto), there shall not have been any Material Adverse Change that could, in the sole judgment of Jefferies be expected to (i) make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Stage I Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Document and the Final Offering Memorandum, or (ii) materially impair the investment quality of any of the Notes.

(f)	No Hostilities. Any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in Jefferies’ sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Stage I Notes on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum or to enforce contracts for the sale of any of the Stage I Notes.

(g)	No Suspension in Trading; Banking Moratorium. (i) Suspension or limitation of trading generally in securities on the New York Stock Exchange, the NYSE MKT Equities or the NASDAQ National Market or any setting of limitations on prices for securities occurs on any such exchange or market, (ii) the declaration of a banking moratorium by any Governmental Authority has occurred or (iii) the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that, in the case of clause (i), (ii) or (iii) of this paragraph, in Jefferies’ sole judgment could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

(h)	Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of the Documents and the Transactions and all other legal matters relating of the offering, issuance and sale of the Notes and the Transactions shall be reasonably satisfactory in all material respects to counsel to the Initial Purchasers; and each Issuer shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(i)	Escrow Agreement. At the Closing Date, the Stage I Issuer shall have duly executed and delivered the Escrow Agreement and all other agreements, certificates, instruments and other documents and provided evidence that all other actions necessary or, in the reasonable opinion of the Stage I Collateral Trustee, desirable, to perfect the security interests of the Stage I Collateral Trustee in the Stage I Collateral have been taken and the Escrow Agreement shall be in full force and effect.

(j)	Required Escrow Deposit. The Stage I Issuer or the Company shall have deposited cash into the Escrow Account in an amount, when taken together with the proceeds of the Stage I Notes deposited therein by the Initial Purchasers, equal to the Required Escrow Deposit.

8. Indemnification and Contribution.

(a)	Indemnification by the Issuers and the Guarantors. Each of the Issuers and the Guarantors jointly and severally agrees to indemnify and hold harmless the Initial Purchasers, their respective affiliates, directors, officers and employees, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto;

(ii)	the omission or alleged omission to state, in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii)	any breach by either of the Issuers or any of the Guarantors of its representations, warranties and agreements set forth herein or of Applicable Law;

and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchasers and its affiliates, directors, officers, employees and each such controlling persons for any reasonable legal or other expenses incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, that the Issuers and the Guarantors will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers to the Company consists of the information set forth in Section 13. The indemnity agreement set forth in this Section shall be in addition to any liability that the Issuers and the Guarantors may otherwise have to the indemnified parties.

(b)	Indemnification by the Initial Purchasers. The Initial Purchasers, severally and not jointly, agree to indemnify and hold harmless the Issuers, the Guarantors and their respective directors, officers and each person, if any, who controls each of the Issuers and each of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which such Issuer, such Guarantor or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein as set forth in Section 13; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Issuers, each of the Guarantors or any such director, officer or controlling person in connection with any such loss, claim, damage, liability, expense or action in respect thereof. The indemnity agreement set forth in this Section shall be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c)

Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 8(a) or (b) above unless and only to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of Section 8(a) or the Company in the case of Section 8(b), representing the indemnified parties under such Section 8(a) or (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d)

Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and reasonable legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e)	Contribution. In circumstances in which the indemnity agreements provided for in this Section is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Stage I Issuer bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors, on the one hand, or the Initial Purchasers pursuant to Section 8(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances. The obligations of the Issuers and the Guarantors in this Section 8(e) are joint and several.

(f)

Equitable Consideration. The Issuers, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to Section 8(e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(e). Notwithstanding any other provision of this Section, the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchasers under this Agreement, less the aggregate amount of any damages that such Initial

Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of Section 8(e), each Affiliate, director, officer and employee of the Initial Purchasers, and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Initial Purchasers, and each director, officer and employee of the Issuers and the Guarantors, and each person, if any, who controls such Issuer or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers and the Guarantors.

9. Termination. Jefferies may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the events described in Sections 7(f) (No Material Adverse Change), 7(g) (No Hostilities) or 7(h) (No Suspension in Trading; Banking Moratorium) shall have occurred or if Jefferies shall decline to purchase the Stage I Notes for any reason permitted by this Agreement. Any termination pursuant to this Section shall be without liability on the part of (a) the Issuers to the Initial Purchasers, except that the Issuers shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Section 5(f) hereof or (b) the Initial Purchasers to the Issuers, except, in the case of each of clauses (a) and (b), that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination.

10. Survival. The respective representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Issuers and the Guarantors, as applicable, set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) the acceptance of the Stage I Notes, and payment for them hereunder, and (iii) any termination of this Agreement.

11. Defaulting Initial Purchaser. If, on the Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Stage I Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Stage I Notes which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Stage I Notes to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Stage I Notes set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Stage I Notes set forth opposite the names of all such non defaulting Initial Purchasers to purchase the Stage I Notes which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the Closing Date any Initial Purchaser shall fail or refuse to purchase Stage I Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Stage I Notes with respect to which such default occurs is more than one tenth of the aggregate principal amount of Stage I Notes to be purchased on such date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Stage I Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or of the Issuers. Any action taken under this Section shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

12. No Fiduciary Relationship. The Issuers and the Guarantors hereby acknowledges that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Stage I Notes. The Issuers and the Guarantors further acknowledge that the Initial Purchasers are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to either the Issuers, the Guarantors, or their respective management, shareholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Stage I Notes, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to either of the Issuers or the Guarantors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each of the Issuers and the Guarantors hereby confirms its understanding and agreement to that effect. Each of the Issuers, the Guarantors and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchasers to the Issuers and the Guarantors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to the Issuers and the Guarantors. Each of the Issuers and the Guarantors hereby waives and releases, to the fullest permitted by law, any claims that either of the Issuers or the Guarantors may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Issuers or the Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

13. Information Supplied by Initial Purchasers. The Company hereby acknowledges that, for purposes of Section 4(c) and Section 8, the only information that the Initial Purchasers have furnished to the Company specifically for use in the Preliminary Offering Memorandum or the Final Offering Memorandum are the statements set forth in (a) the first sentence of the third paragraph, (b) the first and second sentences of the fourth paragraph, (c) the fourth and fifth sentences of the sixth paragraph and (d) the first and sixth sentences of the eighth paragraph, in each case, under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

14. Miscellaneous.

(a)

Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: 6400 International Parkway, Suite 1000, Plano, TX 75093, Attention: John A. Goodman, with a copy to: Haynes and Boone, LLP, 2323 Victory Avenue, Suite 700, Dallas, TX 75219, Attention: Greg Samuel, Esq., and (ii) if to

the Initial Purchasers, to: Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attention: General Counsel, with a copy to: Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, Attention: Wesley C. Holmes, Esq. (or in any case to such other address as the person to be notified may have requested in writing).

(b)	Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Guarantors, the Initial Purchasers and to the extent provided in Section 8 hereof, the controlling persons, Affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 8 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Stage I Notes from the Initial Purchasers merely because of such purchase.

(c)	Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Issuers and the Guarantors hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Initial Purchasers and for any counterclaim related to any of the foregoing and (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)	Entire Agreement; Counterparts. This Agreement, together with the Engagement Letter, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)	Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)	Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h)	Representations and Warranties Regarding Multiband. Notwithstanding anything to the contrary in this Agreement, prior to each Guarantor’s execution of a joinder agreement to this Agreement, each representation and warranty (except to the extent such representation and warranty is already modified with a knowledge qualifier) made or to be made with respect to the Guarantors or any other Multiband Entity shall be deemed to have been made or will be made to the knowledge, after due inquiry, of the Company to the extent such representation and warranty is applicable to such Guarantor or other Multiband Entity.

(i)	Agreement Among Initial Purchasers. Any action by the Initial Purchasers hereunder may be taken by Jefferies on behalf of the Initial Purchasers, and any such action taken by Jefferies shall be binding upon each of the Initial Purchasers.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers.

Very truly yours,

GOODMAN NETWORKS INCORPORATED

By:	/s/ John Goodman
Name: John Goodman
Title: Executive Chairman

GNET ESCROW CORP.

By:	/s/ John Goodman
Name: John Goodman
Title: Chief Executive Officer

Accepted and Agreed to:

JEFFERIES LLC

By:	/s/ J. Tracy Mehr
Name: J. Tracy Mehr
Title: Managing Director

SCHEDULE I

INITIAL PURCHASERS

Initial Purchasers	Principal Amount
Jefferies LLC	$100,000,000

Total	$100,000,000